An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) (the “Offering Statement”) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	August 19, 2021

PRELIMINARY OFFERING CIRCULAR

Republic Realm Inc.

335 Madison Avenue, 16th Floor

New York, NY 10017

republicrealm.com (the contents of which do not constitute part of this Offering Circular)

Up to ________ Shares of our Class B Common Stock

Aggregate Offering Price: $75,000,000

Minimum Investment: $1,000 (____________ Class B Shares)

Republic Realm Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of shares of its Class B common stock (each, a “Class B Share”), par value $0.00001 per share (the “Class B Common Stock). We are offering for sale, to the public, up to _______ Class B Shares at a fixed price of $____ per share (the “Offering Price”). The minimum purchase per investor is $1,000.00 (_________ Class B Shares). We are not offering, and no investor will be entitled to receive, fractional Class B Shares. If the purchase price paid, divided by the Offering Price, results in a number of Class B Shares that is not a whole number, the number of Class B Shares to which the subscriber (a “Subscriber”) would be entitled will be rounded down to the nearest whole number and the remainder of the consideration retained by the Company without further benefit to the Subscriber.

This Offering is not subject to the sale of any minimum number of Class B Shares. The Class B Shares will be available for purchase on republicrealm.com and related websites, such as Republic.co (none of which constitute part of this offering circular). The Class B Shares will be offered principally by us, affiliates of ours and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”). No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales. No Company stockholder is selling Class B Shares in this Offering. We do not intend to use commissioned sales agents or underwriters in this Offering, except that investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase Class B Shares through a broker-dealer of record. At this time, we have not engaged a broker dealer of record, and investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington may therefore not be able to participate in this Offering.

The Class B Shares will be offered for sale on a continuous basis, pursuant to Rule 251(d)(3)(i)(F) of Regulation A (“Regulation A”) under the Securities Act of 1933 (the “Securities Act”), commencing within two calendar days after the date (the “Qualification Date”) as of which the Securities and Exchange Commission (the “Commission”) qualifies the offering statement (the “Offering Statement”) related to this offering circular (this “Offering Circular”). This Offering will continue until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. If we sell all of the ______ Class B Shares we are offering, our gross proceeds will be $75,000,000. Cash received in connection with subscriptions in this Offering, including cash received from the conversion of subscription payments made in certain digital currency, will be placed into a bank account maintained by Prime Trust, LLC for the benefit of this Offering. All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment. During this Offering, we reserve the right to continue to make sales of the Class B Shares, pursuant to Rule 506(c) of Regulation D under the Securities Act (“Regulation D”) to investors that are “accredited investors” pursuant to Rule 501(a) of Regulation D.

Class B Shares will be issued in book-entry electronic form only. We intend to engage a transfer agent and registrar for all of the Company’s securities.

Republic Realm Inc. is a corporation which is aiming to achieve attractive risk-adjusted returns primarily by acquiring, managing, developing, and selling virtual real estate properties in the form of non-fungible tokens (“NFTs”) across various crypto-based virtual worlds (“metaverses”). The Company’s holdings are sometimes referred to herein as “Portfolio Assets.” Certain aspects of the Company’s business activities are managed by Republic Realm Manager, LLC (the “Manager”), directly and through its agents and control persons.

If any subscriptions are rejected, the associated sale proceeds will be returned to the related investors, without interest. Otherwise, because this Offering is not conditioned on the sale of any minimum number of Class B Shares, proceeds from the sale of Class B Shares will be retained by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public		Underwriting Discount and Commissions		Proceeds to Company(2)		Proceeds to Other Persons
Per Class B Share:	$		$ 0.00	(1)	$		$0.00
Total Minimum:		N/A	N/A	(1)		N/A	N/A
Total Maximum:	$		$ 0.00	(1)	$		$0.00

(1)	This Offering is not subject to the sale of any minimum number of Class B Shares. The Class B Shares will be offered principally by us, affiliates of ours and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Exchange Act. We do not intend to use commissioned sales agents or underwriters in this Offering, except that investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington will be required by state law to purchase Class B Shares through a broker-dealer of record. At this time, we have not engaged a broker dealer of record, and investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington may therefore not be able to participate in this Offering.

(2)	The amounts shown are before deducting our organization and offering costs, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in this Offering.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES. THE SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE SHARES MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Class B Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, the Class B Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the Class B Shares, see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

This Offering Circular follows the offering circular disclosure format of Part II of Form 1-A.

Republic Realm Inc., 335 Madison Avenue, 16th Floor, New York, NY 10017, 212-401-6930

Offering Circular Dated [DATE], 2021

Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements analyzing how these elements compare with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	will be exempt from certain executive compensation disclosure provisions requiring a pay for performance graph and CEO pay ratio disclosure; and

●	may present only two years of financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations (or MD&A) disclosure.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and we hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of the common stock of the Company held by the public exceeded $700 million as of our fiscal year-end.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	national, international and local economic and business conditions that could affect our business;

●	markets for our products and services;

●	our financing activities, including through the continuing sale of Class B Shares;

●	our tax status;

●	industry developments affecting our business, financial condition and results of operations;

●	our ability to compete effectively;

●	governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations;

●	our ability to continue as a going concern; and

●	our ability to continue to source and purchase digital real estate and properly develop, lease and sell it for a profit.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be given to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this Offering Circular.

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SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Class B Shares. Before making an investment decision, you should read this entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statement and the notes to the financial statement. An investment in the Class B Shares presents substantial risks and you could lose all or substantially all of your investment.

Republic Realm Inc. (the “Company,” “we,” “us” or “our”) is a Delaware corporation formed on March 9, 2021. The Company’s business objective and strategy (the “Business Objective”) is to achieve attractive risk-adjusted returns primarily through the acquisition, management, development and sale of virtual real estate properties in the form of non-fungible tokens (“NFTs”). The Company’s holdings are sometimes referred to herein as “Portfolio Assets.”

Republic Realm Manager, LLC, a Delaware limited liability company controlled by Compound Asset Management, LLC , has been engaged as the manager (the “Manager”) to the Company to provide property management services to the Company in accordance with a property management agreement (the “Property Management Agreement”). Under the Property Management Agreement, the Manager has been appointed by the Company to be its manager with respect to the Company’s assets, the Manager’s duties consisting of (i) assisting in screening and evaluating business proposals and opportunities for the Company, (ii) assisting as needed in respect of transactions under which the Company makes investments, (iii) monitoring the property holdings of the Company, and (iv) evaluating liquidity options and dispositions for property held by the Company. The Manager owns all outstanding shares of Class A common stock of the Company (the “Class A Common Stock”) and, by virtue of that ownership, has effective control of the Company as of the date of this Offering Circular. Two individuals who are agents of Compound Asset Management, LLC are, together with one additional individual (collectively, the “Principals”), the directors and executive officers of the Company.

The Company is hereby offering up to ______ shares of Class B common stock (each, a “Class B Share”), par value $0.00001 per share (the “Class B Common Stock”). The Class A Common Stock and Class B Common Stock are referred to, collectively, in this Offering Circular as the “Common Stock.”) As of the date of this Offering Circular, no public market exists for the Class B Shares, and no such public market may ever develop. An investment in the Class B Shares involves a high degree of risk. You should purchase Class B Shares only if you can afford to lose your entire investment (see “Risk Factors” beginning on page 4 of this Offering Circular).

The Class B Shares will be offered for sale on a continuous basis, commencing within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the Offering Statement. The Company will offer the Class B Shares for sale until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. The period during which the Company is offering Class B Shares for sale is referred to in this Offering Circular as the “Offering Period.” The Company is offering, for sale, Class B Shares with an aggregate Offering Price of $75,000,000 (see “Plan of Distribution”). Unless the Offering Period is terminated earlier in accordance with this Offering Circular, this Offering will end on the date on which the Company has accepted subscriptions for ________ Class B Shares. During the Offering Period, unless the terms of this Offering are revised, Class B Shares will be offered at $______ per share (the “Offering Price”). Cash received in connection with subscriptions in this Offering, including cash received from the conversion of subscription payments made in certain digital assets, will be placed into a bank account maintained by Prime Trust, LLC for the benefit of this Offering. During the Offering Period (as it may be extended), investor funds, excluding any interest, will be promptly returned if subscriptions are rejected. During this Offering, we reserve the right to continue to make sales of the Class B Shares to investors that are “accredited investors” pursuant to Rule 506(c) of Regulation D.

The minimum purchase per investor is $1,000.00 (______ Class B Shares). We are not offering, and no investor will be entitled to receive, fractional Class B Shares. If the purchase price paid, divided by the Offering Price, results in a number of Class B Shares that is not a whole number, the number of Class B Shares to which the Subscriber would be entitled will be rounded down to the nearest whole number and the remainder of the consideration retained by the Company without further benefit to the Subscriber. No Company stockholder is selling Class B Shares.

Tier 2 Reporting Requirements

As the Company is conducting this Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis upon the first closing of this Offering.

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RISK FACTORS

Investing in the Class B Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statement and the related notes, before deciding whether to purchase the Class B Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly, and you could lose all or a part of your investment. If and when the Class B Common Stock is eligible to become quoted, adverse events such as those described below could cause the trading price of the Class B Shares to decline and could result in your losing all or part of your investment in the Class B Shares. The Company makes no guarantee or representation that it will be successful or that its business objectives will be achieved. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Certain Risks Relating to the Company and the Class B Shares

Investing in the Company can potentially lead to the loss of a Subscriber’s entire investment.

An investment in the Company is subject to numerous risks. The Company has a limited operating history upon which a Subscriber may base an investment decision. Similarly, many of the companies that operate in the digital asset ecosystem and whose assets may be expected to (i) make up a portion of the Company’s Portfolio Assets or (ii) otherwise be relevant, directly or indirectly, to the Portfolio Assets are in the early stages of their potential growth and carry a high degree of risk generally and, in addition, often lack a sufficient history as to financial, operating, and other matters upon which to make any prediction whether such companies may be relied upon to provide and/or maintain assets or for services and similar matters.

Dual class structure; control by the Manager, as holder of the Class A Shares.

To date, the dual class structure of the Common Stock has had the effect of concentrating the voting control of the Company with the holders of the shares of Class A Common Stock (the “Class A Shares”). The Class A Shares have twenty votes per share, and the Class B Shares have one vote per share. All outstanding Class A Shares (8,188) are currently held by the Manager, which is in turn controlled by the Principals. As a consequence of its being the sole holder of Class A Shares, the Manager, as of the date of this Offering Circular, has voting control of the Company. If fewer than 163,760 Class B Shares are sold, in the aggregate, in this Offering and the Regulation D Offering (defined below), the Manager, as the sole holder of the Class A Shares (and on the basis of its current holdings), will in the aggregate hold more than 50% of the voting power of the Company’s outstanding capital stock, thereby maintaining voting control of the Company. Given the 20× voting power of the Class A Shares, the Manager would continue to be able to control essentially all matters submitted to Company stockholders for approval (for so long as Class B Shares represent no more than approximately 95.24% of the sum of all outstanding Class A Shares and Class B Shares). This concentrated voting control would limit the ability of the holders of Class B Shares (“Class B Stockholders”) to influence corporate matters of the Company, including but not limited to the election of members of the Company’s board of directors.

Possible conflicts of interest between the Company and the Manager

The Manager could have a conflict of interest because of its right under the Property Management Agreement to enter into advisory, management, service, and other contracts with other organizations and persons, some of which (or whom) could compete with the Company. The Manager is also permitted under the Property Management Agreement to have other interests and businesses, some of which could conflict with its duties to provide property management services to the Company. Accordingly, so long as the Manager retains voting control of the Company, no person should purchase Class B Shares if not willing to entrust the management and control of the Company to the Manager (and, indirectly, the Principals).

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The Class B Shares are illiquid.

An investment in the Class B Shares will be illiquid, with no public markets immediately available, and Class B Stockholders should expect (for the foreseeable future) to have no ability to sell or otherwise transfer their Class B Shares. Also, this Offering has not been, and will not be, registered under the Securities Act or under state securities laws, and, therefore, the Class B Shares cannot be sold unless they are subsequently registered under the Securities Act or other applicable securities laws or unless an exemption from such registration is then available. The Company does not contemplate registering the Class B Shares under the Securities Act or under any other applicable securities laws. In addition, Class B Stockholders will not have the right to withdraw any amount of their investment in the Company. As a result of the foregoing, an investment in the Company is not suitable for an investor that needs liquidity. The Company intends to seek Liquidity Events, as described below in “Description of Business,” but no assurance can be given that any such events will arise or that the Company’s efforts in seeking such events will be successful.

The Company could be affected by the loss of one or more of the Principals.

The Class B Stockholders will be relying on the Principals, as executive officers of the Company and members of its board of directors, in addition to their capacities as agents of the Manager, to conduct the business of the Company. The loss of one or more of the Principals could have a significant adverse impact on the Company and its performance. No assurances can be given that all of the Principals, or any of them, will continue to be affiliated with the Company.

Neither the Company’s legal counsel nor any of the Company’s other advisers represent the Class B Stockholders.

While the Company has consulted with legal counsel, accountants, and other advisers regarding the structure, terms, and operation of the Company, such counsel and other professionals do not represent potential or actual Subscribers or the Class B Stockholders. Each potential Subscriber must consult with its own legal, tax, and financial advisers regarding the desirability and appropriateness of purchasing and owning the Class B Shares.

Certain Risks Relating to Investments

The Company is unable to provide any assurance of liquidity events.

No assurance can be given that Portfolio Assets will be liquid or will experience a liquidity event that would result in the Company receiving proceeds it could then reinvest or distribute to the Class B Stockholders.

The property management services of the Manager may not result in growth of the Company’s net asset value or in enhanced income streams (profits).

The Company has engaged the Manager to provide property management services to the Company in accordance with the Property Management Agreement, under which the Manager has agreed to (i) assist in screening and evaluating business proposals and opportunities for the Company, (ii) assist as needed in respect of transactions under which the Company makes investments, (iii) monitor the property holdings of the Company, and (iv) evaluate liquidity options and dispositions for property held by the Company. The Company can provide no assurance that the Manager’s services will result in additional profits to the Company or increase its NAV (as defined below).

The Company is unable to provide any assurance that it will pay dividends on the Class B Shares.

The Company’s board of directors may declare dividends on the Common Stock from time to time, in its discretion, out of legally available funds. The Company does not presently intend, however, as of the date of this Offering Circular, to pay dividends on the Class B Shares.

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Certain Legal and Regulatory Risks

The Company and the Manager could be subject to burdensome registration requirements.

Because the Company holds the position that it will endeavor to invest in and hold primarily Portfolio Assets that it believes are likely not to be considered securities under the Securities Act or the Investment Company Act of 1940 (the “Investment Company Act”), the Company is not registered, and does not expect to be registered, as an “investment company” under the Investment Company Act. Because this Offering has not been registered under the Securities Act and the Company is not registered under the Investment Company Act, the Class B Stockholders are not afforded certain statutory and regulatory protections afforded to investors in offerings or entities that are registered under such laws.

The Company’s opinion that the Portfolio Assets are not likely to be considered securities may not be shared by regulators or courts, and it is also possible that, under certain changed circumstances, or changes in the law, the Company could in the future become subject to the Investment Company Act or other onerous regulations. If the Company becomes subject to registration under, and compliance with, the Investment Company Act, the performance of the Company could be materially adversely affected by the costs associated either with such registration and compliance or with actions taken by the Company (such as the divestiture of certain of its assets) to avoid such registration and compliance, in which case the risks involved in making investments in the Company could increase substantially.

The Manager is not currently registered under the Investment Advisers Act of 1940 (the “Advisers Act”). The Manager believes that the Portfolio Assets will likely not be considered securities and that, consequently, the Manager will not be offering investment advice to the Company with respect to securities. However, neither the Company nor the Manager has received any oral or written assurance from the Commission supporting this position, nor has the Company or the Manager received any third-party legal opinion as to the matters in the preceding sentence. If the Commission does not agree with the Manager’s position, the Manager may be required to become registered under the Advisers Act as an investment adviser or to file as an exempt reporting adviser. In such event, the Manager could become subject to additional regulatory and compliance requirements associated with such legislation. Any such additional requirements may be costly and burdensome to the Manager and/or the Company and could result in the imposition of restrictions and limitations on the operations of the Company and/or the disclosure of information to United States regulatory authorities regarding the operations of the Company.

The Company may be subject to litigation or other legal proceedings.

Real estate investment businesses are, in general, comprehensively and intensively regulated under state and federal laws and regulations. Any investigation, litigation, arbitration or other proceeding undertaken by state or federal regulatory agencies or private parties could require spending material amounts for legal and other costs and could have other materially adverse consequences for the Company. Furthermore, legal disputes involving any or all of the Company, the Manager, the Principals or any of their affiliates may arise from the Company’s activities and investments, particularly if one or more of the Company’s investments encounter financial or other difficulties during the life of the Company. The Company cannot assure investors that it will not be subject to such proceedings, which could have a material adverse impact on the Company.

Certain Risks Relating to Investments and to Service Companies

The Company’s business and investment performance will rely in part on developing technologies and companies.

Certain investments which the Company intends to pursue will require software, hardware and/or other technologies for recordation, transfer, and usability, which may become unavailable. In addition, companies that maintain or service virtual real estate (“Service Companies”) may have limited experience and operating history in supporting relatively novel investments such as digital assets. Adverse developments in respect of the foregoing may substantially reduce or eliminate the value of the Portfolio Assets.

Investments in developing technology are subject to significant risks inherent in investing in developing technology.

The Company’s investment objective and strategy involves a high degree of risk. For example, it is difficult to predict whether Service Companies will continue supporting digital assets, and the Company may have no recourse in the event that the Portfolio Assets decline in value due to actions or omissions on the part of Service Companies.

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Furthermore, Portfolio Assets may lose all or some of their value due to:

●	rapidly changing technologies or business models;

●	new competing products or services and improvements in existing products or services, which may quickly render existing digital assets obsolete;

●	exposure to a high degree of government regulation, making digital assets susceptible to changes in government policy; failures to secure, or unanticipated delays in securing, regulatory approvals; and adverse consequences from enforcement actions related to digital assets (including enforcement actions against exchanges where digital assets are traded and other service providers to users of digital assets);

●	scarcity of management, technical, scientific, research and marketing personnel with appropriate training supporting the development of digital assets and related services;

●	the possibility of lawsuits related to patents and intellectual property; and

●	rapidly changing investor and consumer sentiments and preferences with regard to digital assets (including among businesses in respect of accepting payment in digital assets and adopting digital asset technologies).

Any of the foregoing could have a material adverse effect on the performance of the Company. There can be no assurance that the Company will be adequately compensated for taking these risks.

The Company may not have reliable information for valuing its investments.

Valuations of the Portfolio Assets shall be made by the Company in accordance with its internal written valuation policy, but relevant price information upon which the Company may base its valuation, such as might be developed by a Public Pricing Source (as defined below), may be scarce or unreliable, and thus the Company’s valuation of Portfolio Assets may be, to some degree, speculative and/or subjective. The Manager may, as a result, be paid a greater Incentive Fee and/or Management Fee (each as defined below) than those to which the Class B Stockholders believe the Manager is entitled.

Changing economic conditions could adversely affect the Company and its investments.

The success of the Company could be significantly impacted by changing external economic conditions in the United States and global economies. The stability and sustainability of growth in global economies may be impacted by terrorism, additional pandemics, acts of war, and similar events. The availability, unavailability, or hindered operation of credit markets, equity markets, and other economic systems on which the Company may indirectly depend to achieve its objectives may have a significant negative impact on the Company. There can be no assurance that such markets and economic systems will be available as anticipated or needed for the Company to operate successfully. Changing economic conditions could potentially adversely impact the value of the Portfolio Assets.

Service Companies may cease operations.

It is possible that, due to any number of reasons, including, but not limited to, an unfavorable fluctuation in the value of digital assets and fiat currencies, the inability of Service Companies to establish the utility of their digital assets or to launch or maintain their technology, the failure of commercial relationships, private litigation or government enforcement action, and new regulations or intellectual property ownership challenges, Service Companies may not be viable to operate and may dissolve. In such events, any Portfolio Assets related to a Service Company may lose all or substantially all of their value.

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The Portfolio Assets may not be registered with any U.S. state or federal securities or commodities regulators.

Certain Portfolio Assets may be securities even if they are not being treated as such by the companies that issue them and, if applicable, by the exchanges on which they trade. This means that the Company will not be provided the full set of protections that registration or associated regulations under the Exchange Act would otherwise provide with respect to trading and investment in such Portfolio Assets. Because of enforcement and other regulatory considerations, exchanges on which potential Portfolio Assets are traded may need to make significant changes with respect to how the Portfolio Assets are structured, purchased, and sold, which could decrease their value or liquidity. Enforcement actions, the risk thereof, and/or other regulatory actions may also reduce or eliminate the availability of information through Public Pricing Sources or other public sources of information on the value of the Portfolio Assets, and the Company may then be required to increasingly use its own subjective judgment in valuing Portfolio Assets, in response to such changes.

Changes in international, federal, state, or local laws could impact the value of the Portfolio Assets.

Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the value, use, or the transferability of the Portfolio Assets. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to cryptocurrency or distributed-ledger-related technology and its applications. Further, it is difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting cryptocurrency or distributed ledger technology and its applications. Regulatory actions could negatively impact certain Portfolio Assets, including, for example, through a determination that the Portfolio Assets are regulated financial instruments required to be registered with the appropriate regulatory agency.

The Portfolio Assets may be subject to non-U.S. regulation.

The regulatory risks described herein primarily take into consideration U.S. law. It is possible, however, that Portfolio Assets may also be sold or resold outside the United States, which could subject the Company to non-U.S. legal requirements, which could be significant. Non-U.S. regulation could lead to the same types of changes and outcomes described above with respect to U.S. regulation, and any of these outcomes could negatively affect the value of the Portfolio Assets and/or cause the Company to substantially modify or divest positions in the Portfolio Assets or alter its investment strategy.

Data protection, security, privacy, and other measures required by government and industry may not be sufficient to prevent security breaches.

Government and industry-specific requirements seek to protect data security and data privacy and often call for companies to notify individuals of data security incidents involving certain types of personal data. Significant security breaches and similar events could erode investor or user confidence and/or bring new and potentially burdensome regulation. Security breaches, or errors in the code effectuating the ownership, transfer or use of digital assets, could limit or reduce the value or use of digital assets, and correspondingly, the value of the Portfolio Assets therein.

Digital assets and their support systems are susceptible to cyberattacks or malicious software.

The technology supporting digital assets may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of digital assets. If the security of digital assets is compromised, users may cut back on or stop using digital assets altogether, which could seriously curtail the utilization of digital assets and cause a decline in the values of the Portfolio Assets.

The networks, platforms and ecosystems upon which certain Portfolio Assets may be used may be unsecured or exploited.

The technology supporting digital assets may be in early development stages or unproven, and there can be no assurances that the creation, transfer or storage of the digital assets will be uninterrupted or fully secure. Any such interruptions or security breaches may result in a complete loss of digital assets or an unwillingness of users to access, adopt and utilize digital assets. Digital assets may be the target of malicious attacks seeking to identify and exploit weaknesses in the software or other technology, and any such attacks could result in the loss or theft of Portfolio Assets.

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The Company may trade the Portfolio Assets on non-regulated platforms.

The Company will not trade the Portfolio Assets on platforms that are registered with the Commission. Thus, transactions in the Portfolio Assets will not be eligible for the various protections afforded to transactions made through Commission-registered entities. The Commission will not have reviewed or approved the standards of the platforms on which the Company trades and invests, nor will the Commission have reviewed or approved the digital assets that the Company may trade or invest in. Standards applicable to registered securities exchanges, registered broker-dealers, and other Commission registrants will not apply to the platforms the Company will use (and similarly, the standards applicable to registered exchange listed products will not apply to any potential Portfolio Assets). The Commission will also not have reviewed the trading protocols used by these platforms, which determine how orders interact and execute, and access to such platforms’ trading services may not be the same for all users, including the Company. Additionally, some of these platforms may offer order books with updated bid and ask pricing and data about executions on the system, but such information may not have the same integrity as that provided by U.S. national securities exchanges.

Regulatory changes or actions may alter the nature of, or restrict the use of, digital assets in a manner that adversely affects Portfolio Assets.

Many regulatory authorities have yet to comprehensively address the regulation of digital assets. The effect of any future change in the regulation or taxation of digital assets is impossible to predict, but the change could be substantial and adverse to the value of any digital assets held by the Company as Portfolio Assets. For example, if a digital asset is determined to be a security, commodity interest, or other regulated asset, or if a United States or foreign governmental or quasi-governmental agency exerts regulatory authority over the trading and ownership of that digital asset, its liquidity and value may be adversely affected. In addition, uncertainties regarding the accounting and tax treatment of the acquisition, holding and/or disposition of digital assets could have a material adverse effect on the Company.

As digital assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation.

In the case of digital assets, state regulators like the New York Department of Financial Services have created burdensome regulatory frameworks. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to certain digital assets. Some states, such as New Hampshire, North Carolina, and Washington, have amended their statutes to include digital assets under existing licensing regimes. Treatment of digital assets continues to evolve under federal law as well. The Department of the Treasury, the Commission, and the Commodity Futures Trading Commission (the “CFTC”), for example, have published guidance on the treatment of digital assets. The Internal Revenue Service (the “IRS”) released guidance treating digital assets as property that is not currency for U.S. federal income tax purposes, although it is unclear at this time whether courts or other federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.

The regulation of non-currency use of digital assets is also uncertain. The CFTC has publicly taken the position that certain digital assets are commodities, and the Commission has issued public reports and statements stating that federal securities laws require treating many digital assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over digital assets, the value of Portfolio Assets or the returns from the trading and investment strategies pursued by the Company may be materially and adversely affected.

If an active, liquid trading market for digital assets held by the Company does not develop, the Company’s performance would be adversely affected.

At the time the Company acquires certain Portfolio Assets, no significant market for such Portfolio Assets may exist. There can be no assurance that any Portfolio Assets will be traded, or will continue to be traded, on any exchanges or, even if they are, whether an active liquid trading market in such Portfolio Assets will develop. Furthermore, third parties may manipulate the prices of Portfolio Assets, potentially reducing returns for the Company, and, in such event, the Company may not have effective recourse against any such third parties, due to, among other things, difficulties in establishing their identities, proving manipulation, reaching third parties who are outside of the U.S., the significant costs of litigation, and other reasons. Moreover, government or private enforcement actions (including for operating unregistered securities exchanges) or other regulatory actions could impede the development of trading markets in Portfolio Assets, greatly reduce Portfolio Asset liquidity and significantly increase transaction costs and risks. If an active liquid trading market in any Portfolio Assets does not develop, the Company may not be able to sell such Portfolio Assets at times and prices advantageous to the Company, or at all.

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Trading digital assets is dependent upon third parties, and transaction, storage and related costs may vary and may adversely affect the Company’s investment performance.

Trading and investment strategies involving digital assets are dependent on third parties that provide storage, market access, security, and other important services. Fees for such services, as well as other transaction costs, may vary greatly, may influence trading and investing strategies, and may substantially reduce Company returns.

The recording of ownership and transfer of digital assets may require reliance on third parties or on peer-to-peer, open-source applications.

Digital assets may be maintained on a centralized server, a federalized system of servers or an open peer-to-peer network. Digital assets may rely on a single technology provider or on consensus among independent network participants as to the code or hardware resources used to maintain the digital assets (including to record their transfer, ownership, and/or use). The Company cannot prevent, or foresee, problems that may arise with the technology providers involved in supporting Portfolio Assets. The Company does not, and cannot, guarantee the continued usability of any digital assets. Interruptions or terminations of functionality related to digital assets (including the capacity to verify and transfer ownership thereof) could completely (or substantially) reduce the value of Portfolio Assets.

Information required to own, control, and trade Portfolio Assets may be lost, altered, or obtained by third parties.

Control of the Portfolio Assets will rely on certain private information, such as a private key. If the Company loses the information necessary to control such Portfolio Assets, then, such Portfolio Assets can neither be sold by the Company nor distributed to Class B Stockholders. Similarly, if the private information used to control such Portfolio Assets is corrupted or otherwise modified, it cannot be used to transfer such Portfolio Assets. The loss or modification of information necessary to control one or more Portfolio Assets may result in the complete loss of an investor’s investment in the Company.

If a third party obtains access to the private information used to control Portfolio Assets, the third party may appropriate such Portfolio Assets for itself or for another person. In the case of a third party obtaining access to the private information used to control such Portfolio Assets, investors may lose their entire investment in the Company.

The Manager (and/or the Company) may use a custodian to maintain the private information that is used to control Portfolio Assets. In such cases, the information may be lost or modified by the custodian, leading to a complete loss of such Portfolio Assets. Similarly, if a third party obtains access to the private information used to control Portfolio Assets held with a custodian, the complete loss of such Portfolio Assets may result.

Portfolio Assets may be custodied with one or more digital asset exchanges, some of which have experienced security incidents in which assets held in custody were misappropriated or lost, and the owners of those assets had little or no effective recourse or recovery. Portfolio Assets so custodied could be misappropriated or lost as a result of similar security incidents . Any such event could lead to the complete loss of the related Portfolio Asset.

Volatility in the price of digital assets may adversely affect the Company’s trade and investment decisions.

Because digital assets are relatively new products and technologies with, in many cases, limited commercial adoption, a significant portion of their demand may be generated by speculators and investors seeking to profit from the short- or long-term holding of such assets. Consequently, most digital assets have been subject to a high degree of price volatility, which could adversely affect the Company’s ability to invest or trade profitably in its Portfolio Assets. The Company may sell Portfolio Assets at a substantial discount to obtain cash during periods of significant market volatility or price declines. Moreover, the price paid by the Company for any Portfolio Assets may not be indicative of, and may be substantially greater than, prices that will prevail in any trading market that may develop or that has developed for such Portfolio Assets.

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Factors affecting the growth and adoption of digital assets generally may adversely affect the value of the Portfolio Assets.

The growth of the digital assets industry in general, and of any Portfolio Assets acquired by the Company in particular, is subject to a high degree of uncertainty. The value of Portfolio Assets will depend on the development and adoption of digital assets and any related network and applications, the success of which is highly uncertain. Moreover, a decline in the popularity or acceptance of digital assets generally would likely harm the value of Portfolio Assets. Factors affecting the further development of this industry include, but are not limited to:

●	continued worldwide growth in the adoption and use of digital assets;

●	governmental and quasi-governmental regulation of digital assets;

●	development, adoption and regulation of supporting services and platforms facilitating digital assets; and

●	consumer (including investor) perception of digital assets generally.

In addition, digital assets may be built on top of public blockchains, such as Ethereum, that are not controlled by the developers of the digital assets. Changes and upgrades to the code utilized by the blockchain on which a digital asset exists, including changes in how transactions are confirmed, how new blocks are created or how transaction costs are calculated, may occur at any time before or after the development of such digital assets and may cause delays in development or adoption of such digital assets or have other unanticipated impacts that could negatively affect the Company’s returns to investors.

A decline in the popularity or acceptance of Bitcoin, Ether or other digital assets may adversely affect the Company.

The slowing or stopping of the development, general acceptance and adoption and usage of distributed ledger networks and related digital asset technology may deter or delay the acceptance and adoption of the digital assets underlying the Portfolio Assets.

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect the value of Portfolio Assets. The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the price of Portfolio Assets will also be highly volatile. Several factors may influence the market price of the digital assets held by the Company, including, but not limited to:

●	Global digital asset supply, as well as supply for the relevant digital asset;

●	Global digital asset demand, as well as demand for the relevant digital asset, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of digital assets as payment for goods and services, the security of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets is safe and secure, and the regulatory restrictions on their use;

●	Investors’ expectations with respect to the rate of inflation;

●	Interest rates;

●	Currency exchange rates, including the rates at which digital assets and the relevant digital asset may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of digital asset exchanges on which digital assets generally and the relevant digital asset in particular may be traded and the liquidity on such exchanges;

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●	Interruptions in service from or failures of major digital asset exchanges on which digital assets generally and the relevant digital asset in particular may be traded;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in digital assets generally and the relevant digital asset in particular;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that affect the use of digital assets generally or the relevant digital asset in particular;

●	Global or regional political, economic or financial events and situations; or

●	Expectations among users or other holders of digital assets that the value of digital assets generally or the relevant digital asset in particular will soon change.

A decrease in the price of a single digital asset may cause volatility in the entire digital asset industry and may affect other digital assets, including Portfolio Assets. For example, a security breach that affects investor or user confidence in Bitcoin may affect the industry as a whole and may also cause the price of the Company’s Portfolio Assets to fluctuate.

Certain Tax Risks

The Company’s activities are subject to legislative and policy review in the United States (by the IRS and the various states) and internationally (principally, but not exclusively, under the auspices of the Organisation for Economic Co-operation and Development’s “base erosion and profit shifting” (BEPS) project). There are numerous domestic and international proposals any one, or combination, of which if enacted could materially alter, prospectively or retrospectively, certain tax factors or attributes, including, but not limited to, the character, source, timing, or quantum of income or jurisdiction to tax or otherwise, of the Company’s business.

Likewise, the Company may take or may have adopted positions with respect to certain tax issues that depend upon legal conclusions not yet addressed by the courts or accepted by the IRS or any other tax authority. Should any such positions be successfully challenged by the IRS or any other tax authority to which the Company is or may become subject, the Company could suffer a material adverse effect.

Potential Subscribers are urged to consult with their own tax advisors.

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DILUTION

Between March 24, 2021 and June 24, 2021, the Manager purchased 8,188 Class A Shares in separate transactions: the first 4,688 Class A shares at $80.00 per share, and the balance (3,500 Class A shares) at $100.00 per share, for total consideration of $725,000 (weighted average sale price of $88.54 per Class A Share).

On March 24, 2021, the Company commenced a private placement offering under Rule 506(c) of Regulation D for the sale of Class B Common Stock. As of June 30, 2021, the Company had issued 63,981 Class B Shares, receiving gross proceeds of $6,103,000 (weighted average sale price of $95.39 per Class B Share).

If you invest in our Class B Common Stock, your interest will be diluted to the extent of the difference between the Offering Price and the pro forma net tangible book value per share of our Class B Common Stock immediately after this Offering. Dilution results to the extent that the per-share offering price of a class of stock is in excess of the pro forma net tangible book value per share of that class attributable to the existing equity holders. Net tangible book value represents net book equity attributable to equity holders of the Company, excluding intangible assets. the Net tangible book value does not include any assets or liabilities attributable to consolidated but non-controlling interests.

The pro forma net tangible book value per share of the Common Stock (i.e., both the Class A Common Stock and the Class B Common Stock) as of June 30, 2021 was approximately $6,828,000, or approximately $94.61 per share on a fully diluted basis. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of shares of Common Stock outstanding on a fully diluted basis.

The following table illustrates the substantial and immediate dilution per Class B Share to a purchaser in this Offering, assuming issuance of _____________ Class B Shares in this Offering:

On Basis of Full Conversion of Issued Instruments	$_____ Million Raise
Price per Class B Share	$
Total number of Class B Shares expected to be sold in this Offering
Net proceeds from this Offering		$(1)
Capital raised in previous offering(s)	$
Net tangible book value before this Offering		$(2)
Net tangible book value after this Offering)		$(2)

Class B Shares issued and outstanding before this Offering
Class B Shares outstanding after this Offering

Net tangible book value per share prior to this Offering	$
Increase/(Decrease) per share attributable to new investors	$
Net tangible book value per share after this Offering	$
Dilution per share to new investors ($)	$
Dilution per share to new investors (%)

(1) “Net proceeds from this Offering” is net of estimated Offering expenses of $______. Estimated expenses include all expenses incurred from the commencement of this Offering through its expected termination.

(2) “Net tangible book value” is based on the net tangible equity attributable to equity holders of the Company as of _____________.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an offering statement (the “Offering Statement”) that we have filed with the Commission. The Class B Shares will be offered for sale on a continuous basis. Periodically, if we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we have filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular, the related exhibits filed with the Offering Statement, and any Offering Circular supplement, together with additional information contained in the annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The Class B Shares will be offered for sale within two calendar days after the Qualification Date. This Offering will be made in the United States in as many as all fifty (50) states. It will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. We intend, but are not required, to conduct an initial closing of this Offering within 30 days after the Qualification Date and, thereafter, to conduct additional closings on an intermittent basis, with at least one, but no more than two, such closings being conducted in each subsequent 30-day period until this Offering is completed. At each closing, Class B Shares will be delivered via electronic book entry to investors that have tendered funds for them, and such funds will become available to us immediately. The Company has the right to terminate this Offering at any time, regardless of the number of Class B Shares that have been sold.

Cash received in connection with subscriptions in this Offering, including cash received from converted payments made in certain digital assets, will be placed into a bank account maintained by Prime Trust, LLC for the benefit of this Offering. All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment. During this Offering, we reserve the right to continue to make sales of the Class B Shares to investors that are “accredited investors” pursuant to Rule 506(c) of Regulation D.

Once subscriptions are accepted during the Offering Period, Subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Underwriters, Brokers

The Class B Shares will be offered principally by us, affiliates of ours, and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 under the Exchange Act. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales.

We do not intend to use commissioned sales agents or underwriters, except that investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas, and Washington will be required by state law to purchase Class B Shares through a broker-dealer of record. At this time, we have not engaged a broker dealer of record, and investors in Alabama, Arizona, Florida, New Jersey, North Dakota, Texas and Washington may therefore not be able to participate in this Offering.

In order to subscribe to purchase the Class B Shares, a prospective investor must complete, sign and deliver to the Company the subscription agreement attached as Exhibit 4.1 to this Offering Circular (the “Subscription Agreement”) through the platform hosted at https://republic.co for the benefit of the Manager’s majority interest holder (the “Republic Platform”). The consideration for any subscription made through the Republic Platform will immediately be deposited into a bank account maintained by Prime Trust, LLC for the benefit of this Offering. Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds.

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The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Class B Shares, such materials may not give a complete understanding of this Offering, the Company or the Class B Shares and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Class B Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;[1]

[1] For the purposes of calculating “joint net worth” in this bullet-point paragraph, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status, as of the date of this Offering Circular that being FINRA’s Series 7, 65 or 82 licenses.

A business entity or other organization is an accredited investor if it meets one of the following criteria:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

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●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies”;

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the ‘investor’s revenue or net assets for the ‘investor’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the ‘investor’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between his or her total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class B Shares.

As described above, in order to purchase Class B Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 under the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the Class B Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent offering circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

Before we accept any investment funds or any Subscription Agreements, we will determine the states in which the prospective investors reside. Subject to the Company’s right to reject any investor’s subscription in whole or in part for any reason or no reason, we will process investments on a first-come, first-served basis, up to the maximum aggregate Offering Price of $75,000,000.

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USE OF PROCEEDS

We are offering for sale up to _________ Class B Shares at a fixed price of $________ per share. The Company is not conditioning this Offering on the sale of any minimum number of Class B Shares, meaning that we will retain the proceeds from the sale of any of the offered Class B Shares.

The Class B Shares will be offered for sale on a continuous basis, commencing within two calendar days after the Qualification Date. This Offering will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class B Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class B Shares sold and the amount of capital raised. If all of the Class B Shares offered are purchased, our gross proceeds will be $75,000,000.

Please see the table below for a summary of the Company’s intended use of proceeds from this Offering:

Uses	Amount	Percentage of Gross Proceeds
Offering Expenses	$250,000	0.3%
Acquisition and Development of Portfolio Assets	$74,750,000	99.7%
Total Proceeds	$75,000,000	100%

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DESCRIPTION OF BUSINESS

Overview of the Company

Republic Realm Inc. is a Delaware corporation formed on March 9, 2021 to provide investors with diversified exposure to virtual real estate. The Company is focused on acquiring, managing, developing, and selling virtual real estate properties across various crypto-based metaverses (virtual worlds), including (but not limited to) Decentraland, The Sandbox, Axie Infinity, Somnium Space and Cryptovoxels. By employing a combination of the Manager and its agents’ experience and knowledge in the real estate, development and digital asset industries, the Company will seek to generate attractive risk-adjusted returns for investors, while contributing to the growth, prosperity, and communities in these virtual worlds.

Virtual Real Estate

The popularity and adoption of digital, virtual worlds has led to the evolution of an entirely new system of real estate investment. As the world becomes increasingly digitized, the trend of ascribing significant value to land and property has, in turn, become virtual. At the intersection of emerging technologies like virtual reality and blockchain, developers, investors and crypto-enthusiasts are creating a vibrant, interactive, and ever-changing virtual real estate market.

Blockchain technology acts as the base layer for the monetization of virtual real estate. With the fallout of the coronavirus pandemic causing a pivotal move toward more digital forms of human communication, interactive virtual worlds are providing a safe space for the preservation of numerous social constructs as well as an escape from reality. Improvements in virtual reality are powering these digital worlds with new ways to visualize digital spaces, transforming the way people interact with one another in online forums.

Not only is digital real estate capable of delivering outsized returns due to its alignment with the rapidly growing crypto-investment universe, but it also appears likely to become a viable store of wealth, almost like real-world art and real-world real estate. Digital real estate exists inside virtual worlds, each its own “digital nation” with a system of clearly delineated, irrevocable property rights.

Virtual Real Estate as an Asset

Virtual real estate parcels are generally represented by non-fungible, transferable, scarce digital assets stored on the blockchain. Platform-users can acquire parcels of land in a virtual world, thereby gaining control over the acquired parcels and the content and applications that can go on their parcels. Each parcel has a unique pair of (x,y) cartesian coordinates in a smart contract.

When evaluating our acquisitions, we consider the following factors in determining whether an asset may be considered a “security” and how that acquisition may impact the Company’s portfolio with respect to whether the Company could be deemed an “investment company” under the Investment Company Act:

●	Each virtual parcel of land is unique and non-fungible. From this standpoint, within each such parcel of land, there is no common enterprise. A parcel is owned by a single owner and the value of each parcel is unique to its specific attributes.

●	Each parcel is controlled by the owner and is not dependent on the entrepreneurial or managerial efforts of others. The owner of a virtual parcel of land has sole control and responsibility for developing (or not) such parcel.

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For digital real estate assets that are offered by a protocol or platform that is in early-stage development for the technology and product related to the metaverse, the parcels within these metaverses may be considered a security, because there is a higher degree of common enterprise and our ability to develop or operate our parcel may be limited.

Though the Company has the latitude to invest in digital real estate in any crypto-based virtual world, the Company’s initial investments have been focused on the two metaverses described below. In each of the metaverses in which the Company purchases digital real estate, we expect that the Company will be able to determine how it uses or develops each property.

Decentraland

Decentraland is the first and most-established multiplayer role-playing metaverse built on the Ethereum blockchain. Decentraland was created in 2015 by Esteban Ordano and Ari Meilich. The purpose of Decentraland is to create a metaverse that is developed and owned by its users, as opposed to other large proprietary platforms, such as Facebook, which are controlled by centralized organizations that receive revenue from its communities and content creators. Rather, as Decentraland is powered by the Ethereum blockchain, it is not controlled by a centralized organization. Decentraland users interact with the metaverse as an avatar. Within the platform, users have the ability to buy, create, experience, and monetize content.

Virtual land parcels within Decentraland are represented by non-fungible LAND tokens (meaning that each is unique and cannot be replicated). Each LAND lies on, and tracks ownership on, the Ethereum blockchain (ERC-721). Owning LAND within Decentraland is akin to owning any other unique, crypto assets, and owners will be able to use their LAND within Decentraland to build three-dimensional spaces and applications.

The Sandbox

A content-rich, community driven metaverse where players can buy virtual land, create digital assets, and upload them to trade in the marketplace. Players can monetize their creations and experiences through the Ethereum blockchain. A LAND is a digital piece of real estate in The Sandbox metaverse that players can buy to build experiences on top of. Once a person owns a LAND, they will be able to populate it with games and assets.

Expanding digital property landscape

While it is common for projects to pursue the tokenization of real-world commodities, the emerging virtual real estate space is creating a self-contained digital economy. With blockchain technology, these platforms can monetize digital land, enabling users to trade assets within the metaverse.

Apart from early adopters acquiring virtual land in the hopes of seeing assets appreciate over time, individuals and organizations have also been developing these assets into destinations for players inside virtual worlds into games, theaters, galleries, shops, casinos and many other interactive locations. The process works similarly to real-world real estate development, with the establishment of commercial and residential complexes, industrial zones, retail storefronts, and parks, among others.

Part of the allure driving the desire to own virtual land appears to be based on optimism around the viability of virtual reality (VR) technology. Head-mounted displays are becoming increasingly popular among game developers and enthusiasts alike. With advances in 3D technology, manufacturers are becoming better at creating a more immersive and interactive VR experience, which will translate into enhanced experiences inside virtual worlds, and even greater adoption among users.

Meanwhile, for blockchain projects, in general, scarcity plays a major role in driving value for their native tokens. As is the case with the real world, for real estate holdings to remain valuable, virtual land on these metaverses must be finite.

Non-Fungible Tokens (“NFTs”)

Fungible assets are, in an economic sense, indistinguishable from each other—meaning that one bar of gold is readily exchangeable for another, as is true for a dollar bill or for a bag of flour of the same weight and quality. Tokens that are fungible have the added characteristic of being divisible.

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By contrast, NFTs are a distinct type of token that represent an asset that is unique; and unlike fungible tokens, they are indivisible. NFTs are used to create verifiable digital scarcity, as well as digital ownership, and the possibility of asset interoperability across multiple platforms. NFTs are used in several specific applications that require unique digital items like crypto art, crypto-collectibles and crypto real estate.

Digital art was also an early use case for NFTs, proving its authenticity and ownership. The launch of CryptoPunks in June 2017 paved the way for “rare” digital art on the Ethereum blockchain. DADA.art was built from the CryptoPunks model and launched the first marketplace for rare digital art in October 2017.

Later, popular blockchain games like CryptoKitties made use of NFTs on the Ethereum blockchain. Importantly, NFTs are used to represent in-game assets, and are controlled by the user, instead of the game developer. This characteristic allows for the assets to be traded on third-party marketplaces without permission from the game developer. Marketplaces for rare digital art include Nifty Gateway, Super Rare, Known Origin and MakersPlace.

NFTs confer the following benefits:

●	True Digital Ownership: Holders are the true and perpetual owners of their digital items, even if a platform shuts down or is abandoned by the developers. With blockchain, every game item can be tokenized, allowing holders to decide how they want to trade, sell, or gift their items.
●	Security and Immutability: Digital game items can be easily tokenized and traded in primary and secondary markets that are managed and facilitated by blockchain technology. Items based on scarcity and demand usually invite fraud and theft, but these risks are minimized on blockchain because it is a distributed ledger.
●	Trading: Blockchain-based gaming platforms can provide users with ultimate control over their digital assets. They can buy and sell items freely without concern that a platform will close and cancel all the value of their in-game items.
●	Cross-Application Interoperability: Blockchain provides capacity for games to utilize shared assets. Assets, avatars, lands and any other game elements can be used in other games that allow it. These game items are no longer confined by a narrow digital ecosystem.

Our Digital Real Estate Portfolio

The table below summarizes the Company’s portfolio of virtual real estate properties as of June 30, 2021:

Metaverse	# of Parcels Owned	Total Cost Basis
Decentraland	294	$1,231,922
The Sandbox	1,069	$726,119
Axie Infinity	76	$479,963
CryptoVoxels	27	$155,543
Somnium Space	14	$105,408
EmberSword	6	$414
DeNations	1	$124
Total Digital Real Estate Portfolio	1,487	$2,808,342

The Manager

The Company has engaged Republic Realm Manager, LLC (the “Manager”), a Delaware limited liability company controlled by Compound Asset Management, LLC, to provide property management services to the Company in accordance with a property management agreement (the “Property Management Agreement”). Two individuals – Jesse Stein and Janine Yorio – who are agents of the Manager and Compound Asset Management, LLC serve, together with Andrew Durgee (all three, collectively, the “Principals”), as the executive officers of the Company and as the members of its board of directors. Under the Property Management Agreement, the Manager (i) assists in screening and evaluating business proposals and opportunities for the Company, (ii) assists as needed in respect of transactions under which the Company makes investments, (iii) monitors the property holdings of the Company, and (iv) evaluates liquidity options and dispositions for property held by the Company. The Manager is the sole owner of Class A Shares and, as of the date of this Offering Circular, has effective voting control of the Company.

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Base Property Management Fee

As compensation for the services rendered by the Manager under the Property Management Agreement, the Company will pay the Manager, in cash, a base property management fee (the “Management Fee”) equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of the Class A Shares and Class B Shares as of the last day of the quarter.

Incentive Management Fee

Under the Property Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in Class B Shares, which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager will calculate NAV as of the end of each fiscal year using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source (“Public Pricing Source”), and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

Company Administration and Accounting

We have engaged Sudrania Fund Services Corp. (“Sudrania”) to provide administrative and accounting functions for the company, including:

●	Reconciliation of trades positions and cash balances;
●	Gather and apply third party vendor supplied prices for portfolio valuation;
●	Maintain full ledger of all trading and non-trading activity;
●	Calculate management, advisory, incentive/performance and other operating fees;
●	Maintain full portfolio and fund accounting records;
●	Perform allocations of profit and losses to investor accounts;
●	Preparation of draft/proforma financial statements;
●	Resolve audit queries and amendments to draft/proforma financial statements as needed

Valuation Policies

We will rely on the Manager to provide valuations of our investments and calculate the Company’s NAV per share at the end of each fiscal year (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), beginning December 31, 2021. In calculating the Company’s NAV, the Manager will adjust valuations of investments for events known to the Manager that it believes have had or are reasonably likely to have a material impact on previously provided value of the affected investments. The Manager uses a process to estimate the values of each of our investments as follows:

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1.	Digital real estate assets- Valuation of each token representing a 100% interest in a digital real estate asset will be estimated based upon (a) market capitalization rates, comparable sales information, and net operating income, (b) for properties that have development or value add plans, progress along such development or value add plan, and (c) in certain instances, reports of the underlying digital real estate provided by an independent valuation expert. Acquisition costs will be amortized over the duration of our holding period.

2.	Liquid assets such as cryptocurrency tokens and securities- Valuation of liquid assets such as cryptocurrency tokens and securities that are quoted or traded on a third-party exchange will be determined on the basis of published last sale prices at 5pm on the date of valuation or, if not available, the then median best bid and offer.

3.	Direct equity investments and illiquid cryptocurrency tokens- Valuation of direct equity investments and illiquid cryptocurrency tokens for which there is little, if any, market activity will be based on the “fair value” of such investments. The determination of fair value takes into consideration a range of factors, including, but not limited to, the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable investments, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. For direct equity investments and illiquid cryptocurrency tokens held for six months or less, fair value will be based on the original purchase price if no material changes have occurred. For such investments held for more than six months, fair value will be based on the best information available in the circumstances, which may incorporate the Manager’s own assumptions and involves a significant degree of judgment, and the consideration of a combination of internal and external factors, including the appropriate risk adjustments for non-performance and liquidity risks.

The Manager may, in its sole discretion, review the estimated valuation of an investment at any time and, if appropriate in its sole discretion, adjust that estimated valuation for events known to the Manager that it believes have had or are reasonably likely to have a material adverse effect on the previously provided estimated valuation of the affected investments.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act.

The term “investment company” is defined for purposes of the federal securities laws in Section 3(a)(1) of the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. This section does not apply to us because we are not, and we do not hold ourselves out as being, engaged primarily in the securities investment business. Rather, we hold ourselves out as being engaged primarily in the digital real estate investment business. Our investments will consist primarily of digital real estate parcels located in a variety of metaverses. We will hold our digital real estate-related assets (i) directly, (ii) through wholly owned subsidiaries, (iii) through majority-owned subsidiaries, and (iv) to a lesser extent, through minority-owned subsidiaries. We will also invest, directly and through subsidiaries, in liquid and illiquid cryptocurrency tokens and securities, as well as cash and cash equivalents.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% Test”). Excluded from the term “investment securities” are, among other things, U.S. government securities and securities issued by wholly owned and majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act.

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We will monitor the investments that we make as well as the investments made in and through our subsidiaries for the purpose of assuring our compliance with the 40% Test and, hence, exclusion from status as an investment company under Section 3(a)(1)(C) of the Investment Company Act. For calculation of the 40% Test, we will treat investments in subsidiaries as investment securities if a subsidiary either (i) invests more than 40% of its assets in securities or (ii) regardless of the nature of its investments, is minority-owned. We do not expect investments in subsidiaries to exceed 25% of our assets on a consolidated basis.

Conducting our operations to ensure that the Company and its subsidiaries are excluded from the definition of “investment company” under Section 3(a)(1) of the Investment Company Act will limit our ability to make certain investments. To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our operations accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the operational strategies we have chosen.

Should the Company be required to acquire a digital asset to be used solely for the purpose of purchasing Portfolio Assets, and should such digital asset constitute a security, the Company will hold such digital asset only for so long as is necessary to acquire the Portfolio Assets.

The loss of our exclusions from the definition of “investment company” could lead to our being required to register under the Investment Company Act, thereby requiring us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

How we determine whether an asset is a security

In monitoring our compliance with the 40% Test, the Manager, together with guidance from our legal counsel, will use the following methodology in determining whether an asset we hold should be treated as a security. While an asset must be a security to be an investment security, not all securities are investment securities for purposes of the 40% Test, as discussed in the preceding section.

1.	We will analyze whether an investment is a security by applying the so-called “Howey test,” under which a contract, transaction or scheme is an investment contract – and, hence a “security” – if it involves an investment of money in a common enterprise with an expectation of profits to be derived from the entrepreneurial or managerial efforts of others. Investments of this nature could include tokens representing interests in digital real estate assets and liquid cryptocurrency tokens and would include (a) liquid securities and direct equity investments, (b) fungible cryptocurrency tokens, (c) investments in operating companies where we do not control or co-control the operations, or (d) purchases or investments in assets where we do not have control or co-control of the asset.

2.	We believe that tokens representing 100% interests in digital real estate assets should not be treated as securities based on the following:

● Each digital real estate token represents a direct 100% ownership interest in a virtual parcel of land.
● Each digital real estate asset is unique, non-fungible and owned by a single owner, with the value of each parcel unique to its specific attributes.
● Each virtual parcel is controlled by the owner of the digital real estate owner, who or which has sole control and responsibility for developing (or not) such parcel.

We do not intend to acquire tokens representing fractional ownership interests in digital real estate assets.

3.	We believe that tokens representing interests in digital real estate that are offered by a protocol or platform that is in early-stage development may be determined to be “securities” because they represent investments in a common enterprise and the efforts of others are required to develop the project.

Liquidity Event

Depending on the Company’s investment performance, favorable market conditions, and other relevant matters, the Company intends to seek liquidity opportunities (“Liquidity Events”) such as listing the Class B Shares on a marketplace or an exchange.

Legal Proceedings

The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

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MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” or the “Company” refer to Republic Realm Inc.

Business Overview

Republic Realm Inc. is a Delaware corporation formed on March 9, 2021 to provide investors with diversified exposure to virtual real estate. Since its formation, the Company has been engaged primarily in developing the financial, offering and other materials to begin fundraising and in acquiring the Company’s portfolio of digital assets.

We are considered to be an early-stage company, since we are devoting substantially all of our efforts to establishing our business, and planned principal operations have only recently commenced.

Operating Results

The Company is recently formed and has not generated any revenue.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $3.9 million of cash or cash equivalents and had no financial obligations.

Private Placement Offering

We are currently offering our Class B Common Stock in a private placement offering exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D (the “Regulation D Offering”). That offering is being made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D. As of June 30, 2021, we have closed on the sale of 63,981 Class B Shares, for an aggregate purchase price of $6,103,000. We expect that once the Offering Statement is qualified by the Commission, we will discontinue the Regulation D Offering.

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Plan of Operations

The Company is focused on acquiring, managing, developing, and selling virtual real estate properties across various crypto-based metaverses, including (but not limited to) Decentraland, Somnium Space, Axie Infinity, Cryptovoxels, and The Sandbox. By employing a combination of the Manager and its agents’ experience and knowledge in the real estate, development and digital asset industries, the Company will seek to generate attractive risk-adjusted returns for investors, while contributing to the growth, prosperity, and communities in these virtual worlds.

Cryptocurrency Risk Management

From time to time, the Company may convert U.S. dollars to one or more cryptocurrencies in order to purchase Portfolio Assets. The Company intends to take steps to help manage any risk associated with the holding of cryptocurrencies by, where practicable, minimizing cryptocurrency exposure generally, except (for example) when needed to make certain purchases, e.g., acquiring MANA (a token used to acquire digital real estate assets in the Decentraland virtual world, or “metaverse”).

Token Custodian

The Company has a prime account with Coinbase to provide custody solutions for the conversion of U.S. dollars to cryptocurrencies that can be used to purchase digital assets.

Custom Wallet Vault

The Company has entered into a service agreement with API Market, Inc. dba AIKON to develop multi-signature shared blockchain wallets (collectively, the “ORE Vault Wallet”) for the Company. The ORE Vault Wallet enables the Manager to manage the purchase of digital assets, including NFTs, in a secure manner. The ORE Vault Wallet service agreement also includes $1,000,000 of theft coverage insurance from Digital Asset Services Ltd dba Coincover. The Manager may determine in the future to increase the amount of coverage. As part of the service agreement with AIKON, we agreed to pay $50,000 in exchange for the development of the ORE Vault Wallet, two years of service and theft coverage insurance, and 1,250,000 ORE Tokens. For more information on the ORE Tokens, investors may wish to visit the Open Rights Exchange (ORE) website at https://ore.network. The Company has no affiliation with ORE and makes no representations as to any statements made on, or as to any documents linked to, the ORE website (which is not incorporated in this Offering Circular).

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DIRECTORS AND MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the Company:

Executive Officer	Age	Position held with the Company (1) (2)
Jesse Stein	43	Co-President, Co-Secretary, Co-Treasurer, Principal Financial and Accounting Officer; Member of the Board of Directors
Janine Yorio	44	Co-President, Co-Secretary, Co-Treasurer; Member of the Board of Directors
Andrew Durgee	38	Managing Director; Member of the Board of Directors

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Jesse Stein, the Company’s Co-President, Co-Secretary, Co-Treasurer and Principal Financial and Accounting Officer, as well as one of the three members of the Company’s board of directors, in each case since its formation in March 2021, has also served as the co-head of Republic Compound LLC since its formation in May 2020. Previously, Mr. Stein served as the Chief Operating Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mr. Stein is also the Managing Principal of Advanced Fundamentals LLC, a data analytics and real estate indexing firm which he founded in July 2016. Previously, Mr. Stein served as the Chief Executive Officer of Commencement Capital, LLC from April 2016 until February 2018 and was a founding member and the Chief Operating Officer of ETRE Financial, LLC, a real estate financial services and information technology company, from August 2012 until February 2016. During his time with ETRE Financial, LLC, Mr. Stein also served as the Chief Operating Officer, Secretary, and a member of the Board of Directors of ETRE REIT, LLC. Mr. Stein previously served as the Executive Vice President of Acquisitions for United Realty Advisors, LP, an affiliate of United Realty Partners, LLC, a privately held real estate investment and advisory firm, from September 2011 through June 2013. Prior to joining United Realty Partners, LLC. Mr. Stein was a Managing Director at Multi Capital Group, a boutique real estate and investment banking firm. Mr. Stein was employed by Multi Capital Group from September 2005 until December 2008 and from March 2011 until September 2011. Mr. Stein began his career in 2000 as an equities trader and has a background in both trading as well as real estate investment banking. Mr. Stein graduated from Cornell University and received a Master’s Degree in Real Estate Investment from New York University.

Janine Yorio, the Company’s Co-President, Co-Secretary and Co-Treasurer, and one of the members of the Company’s board of directors, in each case since its formation in March 2021, has also served as the co-head of Republic Compound LLC since its formation in May 2020. Previously, Mrs. Yorio served as the Chief Executive Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mrs. Yorio was previously the Chief Executive Officer of Stayawhile, Inc. a short-term rental company that she founded in October 2016. Prior to founding Stayawhile, she worked as co-founder of Roam Co-Living from July 2015 to April 2016. From February 2009 to July 2015, she was founder and CEO of NewSeed Advisors, a boutique investment banking firm for the farmland and sustainable agriculture industries which was sold to a publicly traded company. Prior to that, she worked as Senior Vice President of Acquisitions and Development at Andre Balazs Properties (owner/manager of the Standard Hotels, Chateau Marmont, Sunset Beach and Mercer Hotel), and prior to that she was managing director of NorthStar Capital, where she managed a diversified portfolio of structured real estate investments, including the initial public offerings for three REITs and for Morgans Hotel Group. She began her career in investment banking at Salomon Brothers Inc. Mrs. Yorio graduated from Yale University.

Andrew Durgee, who holds the title of Managing Director with the Company and is one of the members of the Company’s board of directors, is also the Head of Crypto and Tokenization at Republic Core LLC, having entered crypto in early 2010, pioneering early blockchain technology plays, including an industry first multi signature wallet repository. Andrew studied Management Engineering at Worcester Polytechnic Institute and is a highly skilled executive with over 12 years of experience. Mr. Durgee is a supervised person of a registered investment adviser affiliated with the Company. Andrew was previously a Partner at a leading blockchain advisory group, TLDR.

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Directors serve until their successors are duly elected and qualified.

There are no arrangements or understandings pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of, nor will any of them act at the direction of, any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, during the past five years:

●	none of our directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations and other minor offences);

●	nor has any petition under the federal bankruptcy laws or any state insolvency law been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of, (i) any such director or executive officer, (ii)any partnership in which he or she was general partner at or within two years before the time of such filing, or (iii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

The Manager and the Property Management Agreement

The Manager has been engaged by the Company under the Property Management Agreement to provide the Company with certain management and advisory services. Subject to the supervision of the Company’s board of directors, the Manager is responsible for managing the Company’s business and day-to-day affairs and implementing its investment strategy. The Manager and its officers are required to devote only so much of their time to the Company’s affairs as in the Manager’s judgment the conduct of its business reasonably requires.

The Manager maintains a contractual, as opposed to a fiduciary, relationship with us, and its contractual relationship with us gives it no relationship with our investors. Under the Property Management Agreement, we have agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager consist of (i) assisting in screening and evaluating business proposals and opportunities for the Company, (ii) assisting as needed in respect of transactions under which the Company makes investments, (iii) monitoring the property holdings of the Company, and (iv) evaluating liquidity options and dispositions for property held by the Company.

27

Management Compensation

Pursuant to the Property Management Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to this Offering and the investment and management of our properties. The items of compensation are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses:	We will reimburse the Manager for out-of-pocket expenses in connection with our organization and this Offering, in connection with our operations and the acquisition of Portfolio Assets, and in connection with third parties providing services to us. Any such reimbursement will not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Base Property Management Fee:	As compensation for the services rendered by the Manager under the Property Management Agreement, the Company will pay the Manager, in cash, a base property management fee equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of the Class A Shares and Class B Shares as of the last day of the quarter.

Incentive Management Fee:	Under the Property Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in Class B Shares, which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager will calculate NAV as of the end of each fiscal year using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of our Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source (“Public Pricing Source”), and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

28

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Our executive officers and directors, who are also control persons of the Manager, manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; services acquired properties; and monitor the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives, from the Manager, compensation for his or her services, including services performed for us on behalf of the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of the Common Stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and directors as a group and (ii) each person who beneficially owns more than 10% of the Common Stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no class of voting securities other than the Class A Common Stock and the Class B Common Stock.

Name and address of beneficial owner	Share Class	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class
Directors and executive officers as a group	Class A	0	0	0%
Directors and executive officers as a group	Class B	0	0	0%
Republic Realm Manager, LLC(1)(2)	Class A	8,188	0	100%

(1) 335 Madison Avenue, 16th Floor, New York, NY 10017

(2) The beneficial owner of a majority of the limited liability company interests in Republic Realm Manager, LLC is Compound Asset Management, LLC, itself a wholly owned subsidiary of Republic Compound LLC, which is a wholly owned subsidiary of OpenDeal Inc. dba Republic.

Unless otherwise indicated, the stockholders listed above possess sole voting and investment power with respect to the shares of Common Stock they own.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The Manager has purchased 8,188 Class A Shares at a weighted average price of $88.54 per share, for aggregate consideration of $725,000, which was paid to the Company in a combination of cash and digital assets that the Manager had previously acquired with the intention of transferring them to the Company. Such digital assets were assigned a value equal to their acquisition price.

29

SECURITIES BEING OFFERED

General

The following description summarizes important terms of the Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our bylaws, both of which have been filed as exhibits to the Offering Statement. For more detailed information, please refer to these exhibits.

As of the date of this Offering Circular, the Company’s authorized capital stock consists of 20,000 Class A Shares and 160,000 Class B Shares. As of June 30, 2021, 8,188 Class A Shares and 63,981 Class B Shares are issued and outstanding. As of the date of this Offering Circular, no preferred stock is authorized under the Certificate of Incorporation, nor is any preferred stock issued or outstanding. The Company intends to amend the Certificate of Incorporation before the Qualification Date to authorize a number of Class B Shares that equals or exceeds the number of Class B Shares offered for sale in this Offering and in the Regulation D Offering.

We have not undergone a stock split; paid either a cash dividend or a stock dividend; effected a recapitalization of our securities; entered into a merger; acquired any material asset, partnership or corporation; effected a spin-off; or performed a reorganization from the date of our formation. With the exception of the contemplated acquisition of material assets, as described in this Offering Circular, no such acts or activities are being contemplated for the future.

Common Stock

Voting Rights. The holders of the Class B Common Stock are entitled to one vote for each Class B Share held of record on all matters submitted to a vote of the stockholders of the Company. The holders of the Class A Common Stock are entitled to twenty votes for each Class A Share held of record on all matters submitted to a vote of the stockholders of the Company. Under the Certificate of Incorporation and our bylaws, any corporate action to be taken by vote of stockholders other than for election of directors is authorized by the affirmative vote of a majority of the votes cast, in the aggregate, by the holders of the Class A Shares and the Class B Stockholders. Directors are generally elected by a plurality of stockholder votes, except that vacancies on the board may also be filled by the affirmative vote of a majority of the remaining directors (even if less than a quorum). Class B Stockholders do not have cumulative voting rights and, except as otherwise provided by applicable law, have no right to vote as a separate class on matters submitted to a vote of the stockholders of the Company.

Dividend Rights. Holders of shares of Common Stock (whether Class A Shares or Class B Shares) are entitled to receive, ratably, those dividends, if any, that may be declared from time to time by the Company’s board of directors out of legally available funds. Specifically, the holder of a Class B Share is entitled to the same dividend as a holder of a Class A Share.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of shares of Common Stock (whether Class A Shares or Class B Shares) would be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other Rights. Class B Stockholders have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Class B Common Stock. The rights, preferences and privileges of the Class B Stockholders with respect to their Class B Shares would be subject to, and could be adversely affected by, the rights of the holders of shares of any future class or series of preferred stock.

LEGAL MATTERS

Certain legal matters with respect to the Class B Shares will be passed upon by the law firm of Ross Law Group, PLLC, New York, New York.

INDEPENDENT AUDITOR

The Company’s financial statement for March 9, 2021 (inception) included in this Offering Circular has been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein.

30

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in the Company. All potential investors in the Class B Common Stock are entitled to review copies of any other agreements described in this Offering Circular and Offering Circular supplements, if any. In the Subscription Agreement, investors will be required to represent that they are completely satisfied with the results of their pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in Offerings concerning the Company, the Manager and other matters relating to the offer and sale of the Class B Shares under this Offering Circular. The Company will afford the potential investors in the Class B Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire, without unreasonable effort or expense, information that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Republic Realm Inc.

335 Madison Avenue, 16th Floor

New York, NY 10017

1-212-401-6930

E-Mail: hello@republicreal.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

31

Republic Realm Inc.

A Delaware Corporation

Financial Statement and Independent Auditor’s Report

March 9, 2021 (inception)

32

REPUBLIC REALM INC.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-2

FINANCIAL STATEMENT AS OF MARCH 9, 2021 (INCEPTION):

Balance Sheet	F-4

Notes to Financial Statement	F-5 – F-9

F-1

To the Board of Directors

Republic Realm, Inc.

Dover, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Republic Realm, Inc. (the “Company”) which comprise the balance sheet as of March 9, 2021 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of the Company as of March 9, 2021 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statement, the Company has not commenced planned principal operations and has not generated revenues or profits. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC
Denver, Colorado
August 3, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

REPUBLIC REALM INC.

BALANCE SHEET

As of March 9, 2021 (inception)
ASSETS
Current Assets:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities	$-

Stockholders’ Equity (Deficit):
Class A Common Stock, $0.00001 par value, 80,000 shares authorized, no shares issued and outstanding as of March 9, 2021 (inception)	-
Class B Common Stock, $0.00001 par value, 20,000 shares authorized, no shares issued and outstanding as of March 9, 2021 (inception)	-

Additional paid-in capital	-
Retained earnings	-
Total Stockholders’ Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-4

REPUBLIC REALM INC.

NOTES TO FINANCIAL STATEMENT

As of March 9, 2021 (inception)

NOTE 1: NATURE OF OPERATIONS

Republic Realm Inc. (the “Company”) is a corporation organized March 9, 2021 under the laws of Delaware. The Company was formed to make investments, primarily in digital real estate assets, including but not limited to the acquisition, management, development, and sales of virtual real estate properties across various crypto-based metaverses.

Republic Realm Manager, LLC, a Delaware limited liability company controlled by the same principals who control the Company, has been engaged as the manager (the “Manager”) to the Company, to provide property management advice to the Company in accordance with a property management agreement (the “Property Management Agreement”). The Manager (i) assists in screening and evaluating business proposals and opportunities for the Company, (ii) assists as needed in respect of transactions under which the Company makes investments, (iii) monitors the property holdings of the Company, and (iv) evaluates liquidity options and dispositions for property held by the Company.

Management Compensation

Pursuant to the Property Management Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to the offering of interests in the Company and relating to the investment and management of the Company’s assets. The items of compensation of the Manager are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses:

The Company will reimburse the Manager for out-of-pocket expenses in connection with the organization of the Company and the offering of interests in it, in connection with its operations and the acquisition of its holdings (its “Portfolio Assets”), and in connection with third parties providing services to it. Any such reimbursement will not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Base Property Management Fee:

As compensation for the services rendered by the Manager under the Property Management Agreement, the Company will pay the Manager, in cash, a base property management fee equal to 0.5%, per fiscal quarter, of the aggregate contributed capital of the holders of stock of the Company as of the last day of the quarter.

Incentive Management Fee:

Under the Property Management Agreement, the Company will pay the Manager, annually, as to each fiscal year, an incentive management fee (the “Incentive Fee”) equal to twenty five percent (25%) of the amount, if any, by which (a) the Company’s net asset value (“NAV”), as calculated as of the end of that fiscal year, exceeds (b) NAV, as calculated as of the start of that fiscal year. The Incentive Fee will be payable in shares of the Company’s Class B common stock (“Class B Shares”), which will be valued to equal, as to any fiscal year: (x) NAV, as calculated as of the end of that fiscal year, divided by (y) the aggregate number of Class B Shares and shares of the Company’s Class A common stock (“Class A Shares”) outstanding on the last day of that fiscal year. NAV is to be calculated in accordance with the two following paragraphs, as applicable.

F-5

For the purposes of the immediately preceding paragraph (other than in the circumstances described in the following paragraph), (a) the Manager is required to calculate NAV as of the end of each fiscal year of the Company using a process that reflects, as of the end of the last day of that fiscal year, (1) the estimated values of each of the Company’s Portfolio Assets and investments, including related liabilities, based upon (i) comparable sales information and operating income, and (ii) for Portfolio Assets that have development or value add plans, progress along such development or value add plan and (2) the price of liquid assets for which third-party market quotes are available, such as CoinMarketCap.com or another reputable third-party pricing source, and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

If the Class B Shares are listed on a marketplace or an exchange for trading (including an alternative trading system (ATS) operated in compliance with Regulation ATS), and if (but only if) the Class B Shares are so listed on the last 10 trading days of a fiscal year, (a) NAV as of the end of that fiscal year will be calculated not in accordance with the immediately preceding paragraph but, instead, as (1) the average, for the last 10 trading days of that fiscal year, of the listed Class B Shares’ stock price for each such day multiplied by (2) the aggregate number of Class A Shares and Class B Shares outstanding on the last day of that fiscal year and (b) NAV as of the start of each fiscal year will be NAV as determined under clause (a) of this paragraph for the immediately preceding fiscal year.

The Manager has been engaged by the Company under the Property Management Agreement to provide the Company with certain management and advisory services. Subject to the supervision of the Company’s board of directors, the Manager is responsible for managing the Company’s business and day-to-day affairs and implementing its investment strategy. The Manager and its officers are required to devote only so much of their time to the Company’s affairs as in the Manager’s judgment the conduct of its business reasonably requires. Under the Property Management Agreement, the Company has agreed to limit the liability of the Manager and to indemnify it against certain liabilities.

As of March 9, 2021 (inception), the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations or incurred significant costs in pursuit of its capital financing plans, and it has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date as of which the financial statement was available to be issued is dependent upon its ability to obtain additional capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statement does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

F-6

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of March 9, 2021 (inception), the Company has not established a deposit account with a financial institution.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Revenue and Cost Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. As of March 9, 2021 (inception), no revenue has been recognized by the Company.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-7

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statement. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company estimates it has net operating loss carryforwards of $0 as of March 9, 2021 (inception). The Company pays taxes at an effective blended rate of 26.1% and has used this effective rate to derive a net deferred tax asset of $0 as of March 9, 2021 (inception). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire, the Company will record a full valuation allowance to reduce its net deferred tax assets to zero until sufficient evidence exists to reverse the valuation allowance.

The Company files U.S. federal and state income tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has authorized 80,000 shares of $0.00001 par value Class A Common Stock and 20,000 shares of $0.00001 par value of Class B Common Stock. As of March 9, 2021 (inception), no shares of any class were issued or outstanding. The dual class structure of the Common Stock has the effect of concentrating the voting control of the Company with the holders of the shares of Class A Common Stock. The Class A Shares have twenty votes per share, and the Class B Shares have one vote per share.

If and upon a liquidation of the Company, the holders of Class A Common Stock and Class B Common Stock have rights to all available net assets available for distribution on a pro rata basis.

Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective at its inception date.

F-8

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Amendment and Restatement of Certificate of Incorporation

On March 19, 2021 the Company filed an amended and restated certificate of incorporation with the State of Delaware amending the number of total shares of Class A Common Stock which the Company is authorized to issue to 20,000 and the number of total shares of Class B Common Stock which the Company is authorized to issue to 160,000.

Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law.

Stock Issuances

Between March 24, 2021 and June 24, 2021, the Manager purchased 8,188 Class A Shares in separate transactions: the first 4,688 Class A shares at $80.00 per share, and the balance (3,500 Class A shares) at $100.00 per share, for total consideration of $725,000 (weighted average sale price of $88.54 per Class A Share).

On March 24, 2021, the Company commenced a private placement offering under Rule 506(c) of Regulation D for the sale of Class B Common Stock. As of June 30, 2021, the Company had issued 63,981 shares of Class B Common Stock, receiving gross proceeds of $6,103,000 (weighted average sale price of $95.39 per share of Class B Common Stock).

Asset Acquisitions

As of June 30, 2021, the Company has acquired the following digital real estate assets:

Metaverse	# of Parcels Owned	Total Cost Basis
Decentraland	294	$1,231,922
The Sandbox	1,069	$726,119
Axie Infinity	76	$479,963
CryptoVoxels	27	$155,543
Somnium Space	14	$105,408
EmberSword	6	$414
DeNations	1	$124
Total Digital Real Estate Portfolio	1,487	$2,808,342

See accompanying Independent Auditor’s Report

F-9

INDEX TO EXHIBITS/DESCRIPTION OF EXHIBITS

Exhibit Number	Description

1.1	Escrow Services Agreement with Prime Trust, LLC*
2.1	Certificate of Incorporation
2.2	Amended and Restated Certificate of Incorporation
2.3	Bylaws
4.1	Subscription Agreement*
6.1	Property Management Agreement with Republic Realm Manager, LLC*
11.1	Consent of Artesian CPA, LLC*
12.1	Legal Opinion of Ross Law Group, PLLC*

*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 19, 2021.

REPUBLIC REALM INC.

By:	/s/ Jesse Stein
Name:	Jesse Stein
Title:	Co-President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jesse Stein
Name:	Jesse Stein
Title:	Co-President and Co Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer); and Director

/s/ Janine Yorio
Name:	Janine Yorio
Title:	Director

/s/ Andrew Durgee
Name:	Andrew Durgee
Title:	Director

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